UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2012

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 20, 2012, Arlington Asset Investment Corp. (the “Company”) announced that it has been advised by the U.S. Securities and Exchange Commission (the “Commission”) that the investigation initiated by the Commission as previously disclosed, in which a “Wells Notice” was issued to the Company, has been terminated and that no enforcement action has been recommended. The investigation related to the disclosures in the offering material for an MBS offering sponsored in 2007 by a former non-broker-dealer subsidiary of the Company.

The Company’s Chief Investment Officer, Mr. Brian Bowers, also received a similar notice from the Commission that the investigation against him has been terminated and that no enforcement action has been recommended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.
Date: November 20, 2012	By: /s/ Kurt R. Harrington Name: Kurt R. Harrington Title: Executive Vice President, Chief Financial Officer and Treasurer